Exhibit 10.7

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO RUBICON FINANCIAL INCORPORATED THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE TERM NOTE

DATED: February 1, 2010

FOR VALUE RECEIVED, RUBICON FINANCIAL INCORPORATED, a Delaware corporation (the “Borrower”), hereby promises to pay to VANTAGE CAPITAL PARTNERS, at 665 San Rodolfo Dr., Ste # 124, San Diego CA  92075 (the “Holder”) or its registered assigns or successors in interest, on order, the sum of One Hundred Thousand Dollars ($100,000)(the “Principal Amount”) together with any accrued and unpaid interest hereon, on January 31, 2011 (the “Maturity Date”) if not sooner paid.

The following terms shall apply to this Note:

1. Interest Rate.  Interest payable on this Note shall accrue at a rate per annum (the “Interest Rate”) equal to ten percent (10%) per annum.  Interest on the Principal Amount shall be payable quarterly, in arrears, commencing on April 1, 2010 and on the first day of each consecutive quarterly period thereafter (each, a “Repayment Date”) and on the Maturity Date, whether by acceleration or otherwise.  In the event of the redemption or conversion of all or any portion of the Principal Amount, accrued interest on the amount so redeemed or converted shall be paid on the date of redemption or conversion, as the case may be.

2. Payment of Principal Amount.   The Borrower shall pay the Holder the entire Principal Amount of this Note, if not earlier converted or redeemed, on the Maturity Date in one lump sum payment.

3. Optional Redemption of Principal Amount.  The Borrower will have the option of prepaying the outstanding Principal Amount (“Optional Amortizing Redemption”), in whole or in part, by paying to the Holder a sum of money equal to one hundred percent (100%) of the Principal Amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note (the “Redemption Amount”) on the Redemption Payment Date (as defined below).  The Borrower shall deliver to the Holder a notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be not less than seven (7) business days after the date of the Notice of Redemption (the “Redemption Period”).  On the Redemption Payment Date, the Redemption Amount shall be paid in good funds to the Holder.  In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Notice of Redemption will be null and void.

4. Holder’s Conversion Rights.  At any time after August 1, 2010, the Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest due hereon, into shares of the Borrower’s common stock (the “Common Stock”), subject to the terms and conditions set forth herein.  The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion (as set forth below).  The shares of Common Stock to be issued upon such conversion are herein referred to as the “Conversion Shares.”

(a)
In the event that the Holder elects to convert any amounts outstanding under this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (a “Notice of Conversion”) to the Borrower, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount and accrued interest being converted.  On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount and accrued interest as entered in its records and shall provide written notice thereof to the Borrower within two (2) business days after the Conversion Date.  Each date on which a Notice of Conversion is delivered or faxed to the Borrower in accordance with the provisions hereof shall be deemed a “Conversion Date”.  A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

(b)
Pursuant to the terms of a Notice of Conversion, the Borrower will issue instructions to the transfer agent within five (5) business days of the date of the delivery to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder within three (3) business days after receipt by the transfer agent of the Borrower’s instructions (the “Delivery Date”).  In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion.  The Holder shall be treated for all purposes as the record holder of such shares of Common Stock, unless the Holder provides the Borrower written instructions to the contrary.

(c)
The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the Principal Amount and interest to be converted, if any, by 50% of the volume weighted average of the Borrower’s Common Stock for the previous 22 trading days, as quoted on the Over-the-Counter Bulletin Board.

(d)
Upon the receipt of a Conversion Notice from Holder, the Borrower shall have fifteen (15) days to redeem the Principal Amount and accrued interest specified in the Conversion Notice. If upon expiration of the period specified above, the Borrower does not redeem the amount specified in the Conversion Notice, the Borrower shall deliver the shares of Common Stock to the Holder as specified herein.

(e)
If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(f)
During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note.  The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

(g)
If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

5. Issuance of Replacement Note.  Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid.

6. Events of Default. Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable.  In the event of such an acceleration, the amount due and owing to the Holder shall be 100% of the outstanding principal amount of the Note (plus accrued and unpaid interest and fees, if any) (the “Default Payment”).  The Default Payment shall be first applied to accrued and unpaid interest due on the Note and then to outstanding principal balance of the Note.

The occurrence of any of the following events is an “Event of Default”:

i.
Failure to Pay Principal, Interest or other Fees.  The Borrower fails to pay when due any installment of principal or interest hereon in accordance herewith, and such failure shall continue for a period of thirty (30) days following the date upon which any such payment was due.

ii.
Receiver or Trustee.  The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

iii.
Judgments.  Any money judgment, writ or similar final process shall be entered or filed against the Borrower or its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

iv.
Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

7. Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8. Notices.  Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Borrower at: Rubicon Financial Incorporated, 18872 MacArthur Blvd., First Floor, Irvine, California  92612, facsimile number 949-798-0420 and to the Holder at the address and facsimile number set forth on the first page of this Note, or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto.

9. Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued hereunder, as it may be amended or supplemented.

10. Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may not be assigned by the Borrower without the consent of the Holder.

11. Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the state of California.  Both parties agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

12. Construction.  Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name effective as of this 1st day of February, 2010.

RUBICON FINANCIAL INCORPORATED

By: /s/ Joseph Mangiapane, Jr.
Joseph Mangiapane, Jr., CEO

WITNESS:

/s/ Anthony N. DeMint

HOLDER:
VANTAGE CAPITAL PARTNERS

By: /s/ Illegible

Its: President

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Note into Common Stock)

[Name and Address of Holder]

The Undersigned hereby converts  $_________ of the principal due on January 31, 2011 under the Convertible Term Note issued by Rubicon Financial Incorporated dated February 1, 2010 by delivery of Shares of Common Stock of Rubicon Financial Incorporated on and subject to the conditions set forth in the Note.

1.           Date of Conversion                                           _______________________

2.           Shares To Be Delivered:                                   _______________________

By:_______________________________

Name:_____________________________

Title:______________________________